UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2021

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495

Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On July 6, 2021, Adial Pharmaceuticals, Inc. (the “Company”) entered into Securities Purchase Agreements”), dated July 6, 2021 (the “SPAs”), with three pre-existing investors for an aggregate investment of $5,000,000 in consideration of the purchase by such investors of an aggregate of 1,666,667 shares of the Company’s common stock at a purchase price of $3.00 per share. SPAs were entered with each of Bespoke Growth Partners, Inc. (“Bespoke”), a company controlled by Mark Peikin, the Company’s Chief Strategy Officer, Keystone Capital Partners, LLC (“Keystone”), and Richard Gilliam, founder of Cumberland Resources (“Gilliam”) (collectively, the “Investors,” and each an “Investor”), pursuant to which: (i) Bespoke has agreed to purchase an aggregate of 833,334 shares of the Company’s common stock at a purchase price of $3.00 per share for aggregate gross proceeds of $2,500,002; (ii) Keystone has agreed to purchase an aggregate of 500,000 shares of the Company’s common stock at a purchase price of $3.00 per share for aggregate gross proceeds of $1,500,000; and (iii) Gilliam has agreed to purchase an aggregate of 333,334 shares of the Company’s common stock at a purchase price of $3.00 per share for gross proceeds of $1,000,002.

In connection with the SPAs, the Company entered into Registration Rights Agreements (“RRAs”), dated July 6, 2021, with each of the Investors pursuant to which the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) within thirty (30) days following the date of the RRA, and use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within thirty (30) days after the Registration Statement is filed (or, in the event of a “full review” by the SEC, within sixty (60) days after the Registration Statement is filed).

Under the terms of the SPAs: (i) Bespoke purchased 83,334 shares of the Company’s common stock and agreed to purchase an additional 750,000 shares of the Company’s common stock upon the effectiveness of the Registration Statement; (ii) Keystone purchased 50,000 shares of the Company’s common stock and agreed to purchase an additional 450,000 shares of the Company’s common stock upon the effectiveness of the Registration Statement; and (iii) Gilliam purchased 33,334 shares of the Company’s common stock and agreed to purchase an additional 300,000 shares of the Company’s common stock upon the effectiveness of the Registration Statement.

The SPAs and the RRAs contain customary representations, warranties, conditions and indemnification obligations of the parties, which were made only for purposes of such SPAs and RRAs as of specific dates and solely for the benefit of the parties, and which may be subject to limitations agreed upon by the contracting parties.

The shares of the Company’s common stock issued, and the shares to be issued, under the SPAs were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investors are accredited investors who have purchased the securities as an investment in the private placement, which did not involve a general solicitation. The shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing descriptions of the SPAs and the RRAs are qualified in their entirety by reference to the forms of SPA and RRA filed hereto as Exhibits 10.1 and 10.2, respectively, each of which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On July 7, 2021, the Company issued a press release announcing its entry into the SPAs and the RRAs, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release issued by Adial Pharmaceuticals, Inc. on July 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2021	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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